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                                                                  EXHIBIT 23(e)

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

        We hereby consent to (i) the inclusion of our opinion letter, dated April 24, 1997, to the Board of Directors of Pioneer Financial Services, Inc. (the "Company") as Annex B to the Proxy Statement of the Company relating to the proposed merger of Rock Acquisition Company, a wholly owned subsidiary of Conseco, and the Company and (ii) all references to DLJ in the sections captioned "Opinion of Financial Advisor to PFS", "Background of the Merger", and "PFS's Reasons for the Merger; Recommendation of the PFS Board of Directors" of the Proxy Statement of the Company and the Prospectus of Conseco which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                        DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                   By:  /s/ STEPHAN A. KIRATSOUS
                                        -----------------------------
                                        Stephen A. Kiratsous
                                        Vice President

New York, New York
April 24, 1997